UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C Information

Information Statement Pursuant to Section 14 (c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))
☐	Definitive Information Statement

PREMIER BRANDS, INC.
(Name of Registrant as Specified in Its Charter)

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

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4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PREMIER BRANDS, INC.
10088-1 Juan Cordero Zona Río,
Tijuana, Mexico 22010

     INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

To the Holders of Common Stock of Premier Brands, Inc.:

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of common stock, $0.001 par value per share (the “Common Stock”), of Premier Brands, Inc., a Wyoming corporation (the “Company”), to notify the Stockholders that on June 12, 2014, the Company received a majority written consent in lieu of a special meeting of the Stockholder of 50.11% of the Company’s Common Stock (the “Majority Stockholder”), together holding in the aggregate more than a majority of the total voting power of all issued and outstanding voting capital of the Company. The Majority Stockholder authorized the following:

(i)	amend our Articles of Incorporation, for the purpose of increasing the authorized shares of Common Stock of the Company from 1,000,000,000 to 10,000,000,000 (the “Share Increase”);
(ii)	amend our Articles of Incorporation to reflect the 500 for 1 reverse stock split of the Company’s issued and outstanding shares of Common Stock (the “Reverse Split”).

On June 12, 2014, the Board of Directors of the Company (the “Board”) approved, and recommended to the Majority Stockholder that they approve the Share Increase and Reverse Split.

The written consent by the Majority Stockholder was obtained pursuant to Section 17-16-704 of the Wyoming Business Corporation Act.

For further information regarding the matters as to which Majority Stockholder consent was given, I urge you to carefully read the accompanying Information Statement.

By Order of the Board of Directors,

June 13, 2014	/s/ Jorge Olson
Jorge Olson Director, President and Chief Executive Officer

PREMIER BRANDS, INC.
10088-1 Juan Cordero Zona Río,
Tijuana, Mexico 22010

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 13, 2014

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $0.001 per share (the “Common Stock”), of Premier Brands, Inc., a Wyoming corporation (the “Company”), to notify the Stockholders that on June 12, 2014, the Company received a majority written consent in lieu of a special meeting of the Stockholders of 50.11% of the Company’s Common Stock (“Majority Stockholders”), together holding in the aggregate more than a majority of the total voting power of all issued and outstanding voting capital of the Company. The Majority Stockholders authorized the following:

(i)	amend our Articles of Incorporation, for the purpose of increasing the authorized shares of Common Stock of the Company from 1,000,000,000 to 10,000,000,000 (the “Share Increase”);
(ii)	amend our Articles of Incorporation to reflect the 500 for 1 reverse stock split of the Company’s issued and outstanding shares of Common Stock (the “Reverse Split”).

Pursuant to 17 CFR Section 240.14c -2(b), these actions will not be effective until 20 days after this Information Statement is mailed to the Stockholders. Dissenting Stockholders do not have any statutory appraisal rights as a result of the action taken. The Board of Directors of the Company (the “Board”) does not intend to solicit any proxies or consents from any other Stockholders in connection with this action.

There will not be a meeting of Stockholders and none is required under Wyoming Business Corporation Act when an action has been approved by written consent of the holders of a majority of the outstanding shares of our Common Stock.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on June , 2014, as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

WHAT VOTE WAS REQUIRED TO APPROVE THE AMENDMENT?

For the approval of the Share Increase and Reverse Split, the affirmative vote of at least 50% of the outstanding voting stock was required for approval.

CONSENTING STOCKHOLDERS

On June 12, 2014, our Board unanimously adopted resolutions declaring the advisability of, and recommended that Stockholders approve the amendment to the Company’s Articles of Incorporation to authorize the Share Increase and the Reverse Split. In connection with the adoption of these resolutions, the Board elected to seek the written consent of the holders of a majority of our outstanding voting stock. As of June 12, 2014, there were issued and outstanding (i) 1,006,791,619 shares of our Common Stock; and (ii) 2,500,001 shares of Series A Voting Preferred Stock, par value $0.001 per share (the “Series A Voting Preferred Stock”). Each share of Series A Preferred Stock shall be entitled to vote on all matters submitted or required to be submitted to a vote of the Stockholders of the Company and shall be entitled to 400 votes of each share of Common Stock.

On June 12, 2014, Jorge Olson, who owns 50.11% of our outstanding voting stock, consented in writing to the Share Increase and Reverse Split.

Under the Wyoming Business Corporation Act, we are required to give all Stockholders written notice of any actions that are taken by written consent without a Stockholder meeting.

We are not seeking written consent from any of our Stockholders and our other Stockholders will not be given an opportunity to vote with respect to the Share Increase and Reverse Split. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purposes of advising Stockholders of the action taken by written consent, as required by the Wyoming Business Corporation Act.

Stockholders who were not afforded an opportunity to consent or otherwise vote with respect to the actions taken have no right under Wyoming Business Corporation Act to dissent or require a vote of all our Stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 12, 2014, the number and percentage of shares of outstanding voting stock of the Company, owned of record and beneficially, by each person known by the Company to own 5% or more of such stock, each director of the Company, and by all executive officers and directors of the Company. Unless otherwise indicated below, the address of each person listed in the table below is c/o 10088-1 Juan Cordero Zona Río, Tijuana, Mexico 22010.

	Amount and Nature of Beneficial Ownership
	Common Stock (1)				Series A Voting Preferred Stock (2)		% Total
Name and Address of Beneficial Owner	No. of Shares		% of Class		No. of Shares	% of Class	Voting Power (3)
Directors and Officers
Jorge Olson Director, President and Chief Executive Officer	5,600,000		*		2,500,001	100%	50.11%

Eduardo Enciso Director and Secretary	0		0%		0	0%	0%
All officers and directors as a group (two persons)	5,600,000		*		2,500,001	100%	50.11%

5% Security Holders
Whalehaven Capital Fund Limited	53,535,555	(4)	5.32	%(4)	0	0%	2.67%

* Less than 1%.
(1)	Based on 1,006,791,619 shares of Common Stock issued and outstanding as of June 12, 2014.
(2)
Based on 2,500,001 Series A Voting Preferred Stock issued and outstanding as of June 12, 2014. Each share of Series A Voting Preferred Stock shall be entitled to vote on all matters (except election or removal of directors of the Corporation) submitted or required to be submitted to a vote of the stockholders of the Corporation and shall be entitled to four hundred (400) votes of whole shares of Common Stock, at the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited.

(3)
Percentage Total Voting Power represents total voting power for each beneficial owner with respect to all shares of our Common Stock and Series A Voting Preferred Stock beneficially owner as of June 12, 2014.

(4)
Based on a Schedule 13G filed on May 8, 2014. Michael Finkelstein has the voting and control power over the shares held by Whalehave Capital Fund Limited. Its principal business address is 285 Grand Avenue, Patriot Center, Building 5, 2nd Floor, Englewood, NJ 07631.

PROPOSAL 1
AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED
SHARES OF COMMON STOCK

Purpose and effect of an Increase in our Authorized Number of Shares of common stock

The increase in the number of authorized but unissued shares of our common stock will enable us, without further shareholder approval, to issue shares of our common stock from time to time as may be required for proper business purposes, such as fulfilling current obligations, raising additional capital for ongoing operations, business and asset acquisitions (as described in more detail in the following paragraphs), stock splits and dividends, present and future employee benefit programs and other corporate purposes. Having such additional authorized shares of our common stock available for issuance in the future should give us greater flexibility with respect to future actions involving the issuance of stock, including without limitation, acquisitions of other businesses. The Board does not intend to seek shareholder approval prior to any issuance of our common stock unless shareholder approval is required by applicable law or any applicable stock market or exchange requirements.

We are currently authorized to issue 1,000,000,000 shares of our common stock, of which we currently have 1,006,791,619 shares of common stock outstanding, of which 6,791,619 shares of common stock were invalidly issued. The Company is contracted to promptly issue and deliver shares of its Common Stock to the holders of a series of convertible notes upon conversion at variable conversion prices set forth in the notes, subject to adjustments thereof. The Company also entered into relevant covenants to reserve a certain number shares of its Common Stock for the conversions under these notes. The proposed increase is a necessary component in giving the Company the ability to perform its obligations under the convertible notes.

In addition to having enough shares available to fulfill its current obligations, the Board would like the flexibility to issue shares of Common Stock without additional expense or delay in connection with corporate activities that may be identified in the future. Such future activities may include, but are not limited to; stock dividends or stock splits, equity financings, making acquisitions through use of our stock, and adopting new or modifying current management incentive and employee benefit plans.

PROPOSAL 2
AMENDMENT TO THE ARTICLES OF INCORPORATION TO EFFECTUATE THE REVERSE SPLIT

As a result of the Reverse Split, which is defined by the SEC as a transaction that reduces the number of shares and increases the share price proportionately, each share of Common Stock outstanding at the effective time of the Reverse Split, will become, without any action on the part of the holder thereof, one-five hundredth of a share of Common Stock. The amendment will not affect the par value per share of the Company’s common stock and will remain $0.001. For purposes of this description, the Common Stock, as presently constituted, is referred to as the “Old Common Stock” and the Common Stock resulting from the Reverse Split is referred to as the “New Common Stock.” The bid price of the Company’s Common Stock on June 12, 2014 was $0.0009.

The Reverse Split will become effective upon the filing with the Secretary of State of Wyoming of an amendment to the Company’s Articles of Incorporation which states that, upon the filing of the Certificate of Amendment, each share of Old Common Stock then issued and outstanding would automatically become such fraction of a share of New Common Stock as determined by the Board.

Purpose and Effects of the Reverse Split

The principal effects of the Reverse Split will be as follows:

Based upon the 1,006,791,619 shares of Old Common Stock outstanding on the Record Date, the Reverse Split of one-five hundredth would decrease the outstanding shares of Old Common Stock by approximately 99.8% to 2,013,584 shares.

The Company will obtain a new CUSIP number for the New Common Stock at the time of the Reverse Split. Following the effectiveness of the Reverse Split, each yet to be determined number of shares of Old Common Stock, without any action on the part of the holder, will represent one share of New Common Stock.

Subject to the provisions for elimination of fractional shares, as described below, consummation of the Reverse Split will not result in a change in the relative equity position or voting power of the holders of Old Common Stock.

The Amendment to the Company’s Articles of Incorporation will be filed with the Secretary of State of Nevada no later than twenty days after the mailing of this Information Statement. The Reverse Split would become effective as of the date of such filing (the “Effective Date”).

The Reverse Split will decrease the number of shares of Old Common Stock outstanding and presumably increase the per share market price for the New Common Stock. Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the stock, the type of investor who acquires it, or the Company’s reputation in the financial community, but in practice this is not necessarily the case, as many investors look upon a stock trading at or under $1.00 per share as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks.

Many leading brokerage firms are reluctant to recommend lower-priced securities to their clients and a variety of brokerage house policies and practices currently tend to discourage individual brokers within firms from dealing in lower-priced stocks. Some of those policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that make the handling of lower priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of lower priced stocks because the brokerage commission on a sale of a lower priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher priced issue.

The Board believes that the Reverse Split is in the best interest of the Company and its Stockholders because it would reduce the number of shares of its Common Stock outstanding to amounts that the Board believes are more reasonable in light of its size and market capitalization. The Company requires additional capital for its operations and does not believe that it will be able to raise the necessary capital unless the price of the Common Stock is higher than the current Common Stock price levels. However, no assurance can be given that the Reverse Split will result in any increase in the Common Stock price or that the Company will be able to complete any financing following the Reverse Split.

The result of the Reverse Split will only affect the issued and outstanding shares. It is important we preserve our flexibility to issue additional shares of Common Stock. The Board believes that the additional authorized shares of Common Stock is advisable to provide us with the flexibility to take advantage of opportunities to issue such stock in order to obtain capital, as consideration for possible acquisitions or for other purposes including, without limitation, the issuance of additional shares of Common Stock through stock splits and stock dividends in appropriate circumstances. There are, at present, no plans, understandings, agreements or arrangements concerning the issuance of additional shares of Common Stock.

Exchange of Certificate and Elimination of Fractional Share Interests

On the Effective Date, shares of Old Common Stock will automatically be combined and changed into one share of New Common Stock. No additional action on the part of the Company or any Stockholder will be required in order to affect the Reverse Split. Stockholders will be requested to exchange their certificates representing shares of Old Common Stock held prior to the Reverse Split for new certificates representing shares of New Common Stock. Stockholders will be furnished the necessary materials and instructions to affect such exchange promptly following the Effective Date. Certificates representing shares of Old Common Stock subsequently presented for transfer will not be transferred on the books and records of the Company but will be returned to the tendering person for exchange. Stockholders should not submit any certificates until requested to do so. In the event any certificate representing shares of Old Common Stock is not presented for exchange upon request by the Company, any dividends that may be declared after the Effective Date of the Reverse Split with respect to the Common Stock represented by such certificate will be withheld by the Company until such certificate has been properly presented for exchange, at which time all such withheld dividends which have not yet been paid to a public official pursuant to relevant abandoned property laws will be paid to the holder thereof or his designee, without interest.

No fractional shares of New Common Stock will be issued to any Stockholder. Accordingly, Stockholders of record who would otherwise be entitled to receive fractional shares of New Common Stock, will, upon surrender of their certificates representing shares of Old Common Stock, receive a new certificate representing the New Common Stock rounded up to the nearest whole share.

Federal Income Tax Consequences of the Reverse Split

The combination of shares of the Old Common Stock into one share of New Common Stock should be a tax-free transaction under the Internal Revenue Code of 1986, as amended, and the holding period and tax basis of the Old Common Stock will be transferred to the New Common Stock received in exchange therefor.

This discussion should not be considered as tax or investment advice, and the tax consequences of the Reverse Split may not be the same for all shareholders. Stockholders should consult their own tax advisors to know their individual Federal, state, local and foreign tax consequences.

PRINCIPAL EFFECTS OF THE INCREASE IN
AUTHORIZED COMMON STOCK AND REVERSE SPLIT

The Share Increase and Reverse Split will become effective on the date that we file the Certificate of Amendment to the Articles of Incorporation of the Company (the “Amendment”) with the Secretary of State of the State of Wyoming. We intend to file the Amendment with the Secretary of State of the State of Nevada promptly after the twentieth (20th) day following the date on which this Information Statement is mailed to the Stockholders.

Notwithstanding the foregoing, we must first notify FINRA of the intended Reverse Split by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated record date of such action. Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.

We currently expect to file the Amendment on or about ____, 2014.

The increase in our authorized common stock will allow the Board to issue shares without further action or vote by our shareholders, including for acquisitions of other businesses or assets and capital-raising purposes. The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of existing holders of our common stock. Such dilution may be substantial, depending upon the amount of shares issued. It may also adversely affect the market price of our common stock.

We currently have no shares of our common stock available for issuance. The Amendment will provide us with the ability to issue 9,997,986,416 shares of our common stock.

The table below shows the cumulative effect of the Share Increase and Reverse Split on our common stock outstanding at June 12, 2014 (as well as the number of shares of preferred stock that are and will be available for issuance both before and after the Amendment).

	Prior to Amendment	After Amendment
Shares of common stock
Authorized	1,000,000,000	10,000,000,000
Issued and Outstanding	1,006,791,619	2,013,584
Available for Issuance	0	9,997,986,416
Shares of Preferred Stock
Authorized	50,000,000	50,000,000
Issued and Outstanding	2,500,001	2,500,001
Available for Issuance	47,499,999	47,499,999

Common Stock

Each share of our common stock entitles the owner thereof to vote at the rate of one (1) vote for each share held.

Series A Voting Preferred Stock

Each share of our Series A Voting Preferred Stock entitles the owner thereof to vote at the rate of four hundred (400) votes for each share held.

Anti-Takeover Effects

Issuance of additional common stock may have the effect of deterring or thwarting persons seeking to take control of us through a tender offer, proxy fight or otherwise or to bring about removal of incumbent management or a corporate transaction such as a merger. The Share Increase and Revere Split would permit us to issue additional shares of common stock that could dilute the ownership of the holders of our common stock by one or more persons seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination between us and another company. When, in the judgment of the Board, this action will be in the best interests of our shareholders and us, such shares could be used to create voting or other impediments or to discourage persons seeking to gain control of us. Such shares also could be privately placed with purchasers favorable to the Board in opposing such action. The existence of the additional authorized shares of our common stock could have the effect of discouraging unsolicited takeover attempts. The issuance of new shares also could be used to entrench current management or deter an attempt to replace the Board by diluting the number or rights of shares held by individuals seeking to control us by obtaining a certain number of seats on the Board. The issuance of shares to certain persons allied with management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of those seeking to cause such removal. The Increase is not being undertaken in response to any effort of which the Board is aware to enable anyone to accumulate shares of our common stock or gain control of us or our common stock. The purpose of the Increase is to provide us with additional shares of our common stock to meet current obligations and for acquisitions and other matters and not to provide any anti-takeover defense or mechanism on our behalf.

Other than the Share Increase and Reverse Split, the Board does not currently contemplate the adoption of any other amendments to the Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the holders of our voting control. While it is possible that our management could use the additional authorized shares of our common stock or our preferred stock to resist or frustrate a third-party transaction that is favored by a majority of the independent shareholders, we have no intent, plans or proposals to use the unissued authorized shares of our common stock or our preferred stock as an anti-takeover mechanism or to adopt other provisions or enter into other arrangements that may have anti-takeover consequences.

While the Share Increase and Reverse Split may have anti-takeover ramifications, the Board believes that the financial flexibility offered by such corporate actions will outweigh the disadvantages. To the extent that these corporate actions may have anti-takeover effects, third parties seeking to acquire us may be encouraged to negotiate directly with the Board, enabling us to consider the proposed transaction in a manner that best serves all of the shareholders' interests.

DISSENTER'S RIGHTS OF APPRAISAL

Holders of our voting securities do not have dissenter’s rights under the Wyoming Business Corporation Act in connection with Proposal 1 and Proposal 2.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the Securities and Exchange Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC's website at http://www.sec.gov.

ADDITIONAL INFORMATION

Only one information statement is being delivered to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices at (520) 424-5262. If multiple shareholders sharing an address have received one copy of this information statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

By Order of the Board of Directors,

/s/ Jorge Olson
Jorge Olson Director, President and Chief Executive Officer

June 13, 2014
Tijuana, Mexico

ANNEXES TO INFORMATION STATEMENT

Exhibit	Description
A	Articles of Amendment

Exhibit A

Wyoming Secretary of State State Capitol Building, Room 110 200 West 24th Street Cheyenne, WY 82002-0020 Ph. 307.777.7311 Fax 307.777.5339 Email: Business@wyo.gov	For Office Use Only

Profit Corporation
Articles of Amendment

1.	Corporation name:
	Premier Brands, Inc.

2.	Article(s)	5	is amended as follows:

The aggregate number of shares of all classes of stock which the corporation shall have authority to issue is 10,050,000,000 shares consisting of and divided into:

(i) 10,000,000,000 shares of common stock, $0.001 par value per share; and
(ii) 50,000,000 shares of preferred stock, $0.001 par value per share, which may be divided into and issued in series, as hereinafter provided.

Upon effectiveness (the "Effective Time") pursuant to the Wyoming Corporation Law of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, each five hundred (500) shares of Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the "Reverse Stock Split"). No fractional shares shall be issued in connection with the Reverse Stock Split.

3.
If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

4.	The amendment was adopted on.
(Date – mm/dd/yyyy)

5.
If the amendment was adopted by the incorporators or board of directors without shareholder approval, a statement that the amendment was duly approved by the incorporators or by the board of directors as the case may be and that shareholder approval was not required.

OR

P-Amendment - Revised 11/2012

Wyoming Secretary of State State Capitol Building, Room 110 200 West 24th Street Cheyenne, WY 82002-0020 Ph. 307.777.7311 Fax 307.777.5339 Email: Business@wyo.gov	For Office Use Only

If approval was required by the shareholders, a statement that the amendment was duly approved by the shareholders in the manner required by this act and by the articles of incorporation.

The share increase and the reverse stock split is hereby approved by the shareholders of the company.

Signature:		Date:
(mm/dd/yyyy)
Print Name:

Title:

Contact Person:

Daytime Phone Number:	Email:

Checklist
Filing Fee: $50.00 Make check or money order payable to Wyoming Secretary of State.

The Articles of Amendment may be executed by the Chairman of the Board, President or another of its officers.

Please submit one originally signed document and one exact photocopy of the filing.

P-Amendment - Revised 11/2012